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                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE:

  DATATRAK INTERNATIONAL REPORTS FOURTH QUARTER AND FULL YEAR RESULTS FOR 2005

      Company achieves new annual records for backlog, revenue, net income and data items as the adoption rates for EDC continue to advance

     CLEVELAND, Ohio, February 13, 2006...DATATRAK International, Inc. (Nasdaq:
"DATA"), a technology company focused on global eClinical solutions for the clinical trials industry, today reported its operating results for the fourth quarter and full year of 2005.

     For the three months ended December 31, 2005, revenue increased approximately 27% to $4,319,000 and the Company reported net income of $1,333,000, or $0.13 per share basic and $0.12 per share on a fully diluted basis. These results compared with revenue of $3,413,000 and net income of $425,000, or $0.05 per share basic and $0.04 per share on a fully diluted basis, in the fourth quarter of 2004.

     For the year ended December 31, 2005, DATATRAK's revenue increased approximately 39% to $15,735,000, and net income of $2,538,000, or $0.25 per share basic and $0.22 per share on a fully diluted basis, was recorded for the period. The Company reported revenue of $11,305,000 and net income of $817,000, or $0.09 per share basic and $0.08 per share on a fully diluted basis, in the previous year.

     Results for the three and twelve month periods ended December 31, 2005 include a reduction in the Company's deferred tax asset valuation allowance which increased the Company's reported net income by $1,200,000, or $0.11 per share, on a fully diluted basis. This reduction reflects the approximate portion of the Company's deferred tax assets that it estimates it will be able to realize in the near future. The reduction in the deferred tax asset valuation allowance is based on historical results and should not be viewed as an estimate of future earnings.

     On July 20, 2005 DATATRAK's Board of Directors approved a three-for-two share split that was distributed in the form of a 50% share dividend. The Company's shareholders of record at the close of business on August 15, 2005 received one additional Common Share for every two Common Shares held on that date. The new Common Shares were distributed on August 31, 2005 and began trading ex-dividend on September 1, 2005. The Company has restated all prior reported common share and per share amounts as if the share split had occurred at the beginning of the earliest period being reported.

     DATATRAK's backlog at December 31, 2005 was $20.3 million and backlog currently stands at approximately $20.3 million, which includes approximately $1.7 million of backlog that was acquired with the recently announced acquisition of ClickFind, Inc. This compares to a backlog of $14.1 million at December 31, 2004. Backlog is defined as the remaining value of signed contracts or authorization letters to commence services. The Company does not include in its backlog potential contracts or authorization letters that have passed the verbal stage, but have not been signed. All contracts are subject to possible delays or cancellation or can change in

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scope in a positive or negative direction. Therefore, current backlog is not necessarily indicative of the Company's future quarterly or annual revenue. Historically, backlog has been a poor predictor of the Company's short-term revenue.

     "We are pleased to be able to show another quarter and full year of solid progressive growth in the emerging EDC market," stated Dr. Jeffrey A. Green, President and Chief Executive Officer of DATATRAK International, Inc. "The results for the year were in line with our internal expectations. We completed 2005 with records being set for backlog, revenue, net income and the volume of information processed through our global data center. We have made significant progress in 2005 toward our goal of being compliant with Sarbanes Oxley requirements, however, these efforts cost the Company in excess of $200,000 during this fourth quarter period and over $550,000 for the year. We look forward to an exciting 2006 as we continue to solidify DATATRAK's position as a leading provider of technology solutions for the worldwide clinical trials industry."

     THE COMPANY WILL ALSO HOST A CONFERENCE CALL TODAY AT 8:15 A.M. EST. TO PARTICIPATE IN THE CALL, PARTICIPANTS ARE ASKED TO DIAL 719-457-2692 A FEW MINUTES BEFORE 8:15 A.M. EST. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE AT APPROXIMATELY 11:15 A.M. EST ON FEBRUARY 13, 2006, AND WILL RUN UNTIL 1:00 A.M. EST ON FEBRUARY 22, 2006. THE REPLAY CAN BE ACCESSED BY DIALING 719-457-0820. THE ACCESS CODE FOR BOTH THE CONFERENCE CALL AND THE REPLAY IS 6213314.

     DATATRAK International, Inc. is a worldwide technology company focused on the provision of multi-component eClinical solutions and related services for the clinical trials industry. The Company delivers a complete portfolio of software products that were created in order to accelerate clinical research data from investigative sites to clinical trial sponsors and ultimately the FDA, faster and more efficiently than conventional, manual methods. DATATRAK's software suite can be deployed worldwide through an ASP offering or in a licensed Technology Transfer model that fully empowers its clients. The DATATRAK software suite and its earlier versions have successfully supported hundreds of international clinical trials involving thousands of clinical research sites and encompassing tens of thousands of patients in over 55 countries. DATATRAK International, Inc.'s product suite has been utilized in some aspect of the clinical development of 14 separate drugs that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio, Bonn, Germany, and Bryan, Texas. Its common stock is listed on the NASDAQ stock Market under the ticker symbol "DATA". Visit the DATATRAK International, Inc. web site at www.datatrak.net.

     Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to absorb corporate overhead and other fixed costs, the Company's ability to successfully market its software; the development and fluctuations in the market for EDC technology; the degree of the Company's success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; governmental regulation; the early stage of the Company's EDC business and operations; the Company's ability to integrate its recent acquisition and general economic conditions. In addition, the Company's success depends on the outcome of various strategic initiatives it

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has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

CONTACT:

Jeffrey A. Green, Pharm.D., FCP
President and Chief Executive Officer
DATATRAK International, Inc.
440/443-0082x112

Terry C. Black
Chief Financial Officer
DATATRAK International, Inc.
440/443-0082x110

Neal Feagans
Investor Relations
Feagans Consulting, Inc
303-449-1184

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                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                   (UNAUDITED)

                                                 December 31, 2005   December 31, 2004
                                                 -----------------   -----------------
Cash and investments                                $ 9,362,922         $ 7,919,233
Accounts receivable, net                              2,853,823           1,989,948
Deferred tax asset                                    1,200,000                  --
Other                                                 2,690,004           2,031,429
                                                    -----------         -----------
   Total assets                                     $16,106,749         $11,940,610
                                                    ===========         ===========
Accounts payable and other current liabilities      $ 2,409,761         $ 1,823,132
Shareholders' equity                                 13,696,988          10,117,478
                                                    -----------         -----------
   Total liabilities and shareholders' equity       $16,106,749         $11,940,610
                                                    ===========         ===========

                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                               For the Three Months Ended December 31,
                                               ---------------------------------------
                                                          2005          2004
                                                      -----------   -----------
Revenue                                               $ 4,319,407   $ 3,412,783
Direct costs                                            1,047,931       813,415
                                                      -----------   -----------
   Gross profit                                         3,271,476     2,599,368

Selling, general and administrative expenses            3,000,204     2,015,123
Depreciation and amortization                             173,405       176,813
                                                      -----------   -----------
   Income from operations                                  97,867       407,432

Other income, net                                          22,983         8,377
                                                      -----------   -----------
   Income before income taxes                             120,850       415,809

Income tax (benefit)                                   (1,212,000)       (9,500)
                                                      -----------   -----------
   Net income                                         $ 1,332,850   $   425,309
                                                      ===========   ===========
      Net income per share:
         Basic:
         Net income per share                         $      0.13   $      0.05
                                                      ===========   ===========
         Weighted average shares outstanding           10,308,306     9,181,716
                                                      ===========   ===========
         Diluted:
         Net income per share                         $      0.12   $      0.04
                                                      ===========   ===========
         Weighted average shares outstanding           11,393,273    10,320,352
                                                      ===========   ===========

                  DATATRAK INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                               For the Twelve Months Ended December 31,
                                               ----------------------------------------
                                                           2005          2004
                                                       -----------   -----------
Revenue                                                $15,734,745   $11,305,112
Direct costs                                             3,788,771     2,633,805
                                                       -----------   -----------
   Gross profit                                         11,945,974     8,671,307

Selling, general and administrative expenses            10,025,029     7,229,433
Depreciation and amortization                              748,358       650,961
                                                       -----------   -----------
   Income from operations                                1,172,587       790,913

Other income, net                                          182,413        34,621
                                                       -----------   -----------
   Income before income taxes                            1,355,000       825,534

Income tax (benefit) expense                            (1,183,347)        8,500
                                                       -----------   -----------
   Net income                                          $ 2,538,347   $   817,034
                                                       ===========   ===========
      Net income per share:
         Basic:
         Net income per share                          $      0.25   $      0.09
                                                       ===========   ===========
         Weighted average shares outstanding            10,203,646     9,149,127
                                                       ===========   ===========
         Diluted:
         Net income per share                          $      0.22   $      0.08
                                                       ===========   ===========
         Weighted average shares outstanding            11,386,413    10,237,449
                                                       ===========   ===========